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                                                                   Exhibit 4.42


                          CAPROCK COMMUNICATIONS CORP.,

                                    AS ISSUER

                                       AND


              CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION,

                                   AS TRUSTEE

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                          FIRST SUPPLEMENTAL INDENTURE

                        DATED AS OF ___________ __, 2000

                                  TO INDENTURE

                            DATED AS OF MAY 18, 1999,

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                                  $210,000,000

                          11 1/2% SENIOR NOTES DUE 2009



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        FIRST SUPPLEMENTAL INDENTURE, dated as of _________ __, 2000, by and between CAPROCK COMMUNICATIONS CORP., a Texas corporation, (the "Issuer"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, (the "Trustee").

                                   WITNESSETH


        WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of May 18, 1999, (the "Indenture"), providing for the issuance of an aggregate principal amount of up to $210,000,000 of 11 1/2% Senior Notes due 2009 (the "Notes");


        WHEREAS, the Issuer has commenced a solicitation of consents (the "Consent Solicitation") from the Holders to certain amendments to the Indenture as set forth in the Consent Solicitation Statement of the Issuer dated October 11, 2000, (the "Proposed Amendment");



        WHEREAS, pursuant to the Consent Solicitation, the Holders of at least a majority in aggregate principal amount of the Notes outstanding have consented (the "Requisite Consents") to the amendments effected by this First Supplemental Indenture in accordance with the provisions of the Indenture;



        WHEREAS, this First Supplemental Indenture evidences the Proposed Amendments described in the Consent Solicitation Statement;



        WHEREAS, Section 9.02 of the Indenture provides, among other things, that with the written consent of Holders holding not less than a majority of the aggregate principal amount of the Notes then outstanding, the Issuer may from time to time amend or supplement the Indenture, subject to certain exceptions specified in Section 9.02 of the Indenture;



        WHEREAS, on October 11, 2000, the Issuer mailed or otherwise delivered a Consent Solicitation Statement to each Holder of record as of October 6, 2000, and has obtained the Requisite Consents;



        WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuer; and



        WHEREAS, the Issuer has delivered, or caused to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel meeting the requirements of Sections 1.04 and 10.09 of the Indenture and stating that all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in the Indenture relating to this First Supplemental Indenture have been satisfied.


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        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:



                                    ARTICLE I



                                   DEFINITIONS



        SECTION 1.01. DEFINITIONS. When used herein, the following terms will have the respective meanings set forth below.



        "Covenant Amendments" means the amendments to the Indenture listed in
Article III of this First Supplemental Indenture.



        "McLeodUSA" means McLeodUSA Incorporated, a Delaware corporation.



        "McLeodUSA Merger" means any merger of the Issuer with McLeodUSA or any wholly-owned subsidiary of McLeodUSA pursuant to, or any other transaction contemplated by, that certain Agreement and Plan of Merger dated as of October 2, 2000 by and among McLeodUSA, Cactus Acquisition Corp., a Delaware corporation, and the Issuer, or any amendment thereto and any related agreements.



        "Merger Amendments" means the amendments to the Indenture listed in
Article II of this First Supplemental Indenture.



                                   ARTICLE II



                                MERGER AMENDMENTS



        SECTION 2.01. EFFECTIVE TIME OF MERGER AMENDMENTS. The Merger Amendments shall become effective upon execution of this First Supplemental Indenture by the Trustee and the Issuer.


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        SECTION 2.02. AMENDMENT AND RESTATEMENT OF THE DEFINITION OF "CHANGE OF
CONTROL". The definition of "Change of Control" in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as set forth below:



               " "Change of Control" shall be deemed to occur if:

               (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of the Issuer to any Person or "group" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than to one or more Permitted Holders and/or one or more Restricted Subsidiaries, shall have occurred,

               (ii) any Person or "group" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder (or group that includes a Permitted Holder), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the Voting Stock of the Issuer (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis,

               (iii) during any period of two consecutive years, individuals (OTHER THAN THOSE APPOINTED BY MCLEODUSA) who at the beginning of such period constituted the Board of Directors of the Issuer (together with any directors whose election or appointment by the Board of Directors of the Issuer or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office or

               (iv) EXCEPT FOR THE MCLEODUSA MERGER, the merger, amalgamation or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer shall have occurred, and the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after giving effect to such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person."



        SECTION 2.03. AMENDMENT AND RESTATEMENT OF THE DEFINITION OF "PERMITTED HOLDERS". The definition of "Permitted Holders" in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as set forth below:



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                " "Permitted Holders" means MCLEODUSA, Jere W. Thompson, Sr.,
        Jere W. Thompson, Jr., Mark Langdale, Timothy W. Rogers, Scott L. Roberts, Timothy M. Terrell and Ignatius W. Leonards and any corporation, limited liability company, partnership, joint venture or other entity controlled by any one or more of them."



        SECTION 2.04. AMENDMENT AND RESTATEMENT OF SECTION 8.01. Section 8.01 of the Indenture is hereby amended and restated in its entirety to read as set forth below:



                "Section 8.01.ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN
        TERMS.

                The Issuer will not consolidate with, or merge with or into or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Issuer OTHER THAN IN CONNECTION WITH THE MCLEODUSA MERGER (WHICH IS HEREBY EXPRESSLY PERMITTED), unless:

                (a) the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer on all of the Notes and under the Indenture;

                (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                (c) immediately after giving effect to such transaction on a PRO FORMA basis, the Issuer, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under clause (i) of Section 10.11(a) hereof; PROVIDED, HOWEVER, that this clause (c) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth, PROVIDED that in connection with any such merger or consolidation, no consideration (except Capital Stock (other than Redeemable Stock) in the surviving Person or the Issuer (or a Person that owns directly or indirectly all of the Capital Stock of the surviving Person or the Issuer immediately following such transaction) or cash paid to satisfy dissenter or appraisal rights; PROVIDED that such rights are exercised with respect to no more than 5% of the outstanding Capital Stock of the Issuer or other Person) shall be issued or distributed to the stockholders of the Issuer; and

                (d) the Issuer delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (c) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clauses (b) and (c) above do not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a Board


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        Resolution, the principal purpose of such transaction is to change the state of incorporation of the Issuer; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations."

                                   ARTICLE III



                               COVENANT AMENDMENTS



        SECTION 3.01. DELETION AND ADDITION OF CERTAIN DEFINITIONS. Upon the occurrence of (i) the execution of this First Supplemental Indenture by the Trustee and the Issuer and (ii) the later of (a) the effective time of the McLeodUSA Merger and (b) twenty (20) business days following commencement by McLeodUSA of an exchange offer to acquire all of the outstanding Notes in exchange for notes of McLeodUSA having the same interest rate, payment, maturity and redemption terms as the Notes but otherwise having terms substantially similar to the 8 1/8% Senior Notes due 2009 of McLeodUSA ("Covenant Amendment Effective Time"), Sections 1.01 and 1.02 of the Indenture shall be amended by deleting the definition of each term that is used in the Indenture only in the Articles, Sections or Subsections thereof that are deleted pursuant to Section
3.02 hereof, and by adding the following to Section 1.01:



        " "Covenant Amendment Effective Time" shall have the meaning set forth in Section 3.01 of the First Supplemental Indenture."



        SECTION 3.02. DELETION OF CERTAIN SECTIONS. Upon the occurrence of the Covenant Amendment Effective Time, the text of each of the following Articles, Sections or Subsections of the Indenture shall be deleted in its entirety and replaced, in each case, by the words "Intentionally Omitted":



        Section 5.01(c)      Events of Default

        Section 7.04.        Reports by Issuer

        Article 8            Consolidation, Merger, Sale of Assets, etc.

        Section 10.04.       Corporate Existence

        Section 10.05.       Payment of Taxes and Other Claims

        Section 10.06.       Maintenance of Properties

        Section 10.07.       Insurance

        Section 10.10.       Repurchase of Notes Upon a Change of Control

        Section 10.11.       Limitation on Indebtedness

        Section 10.13.       Limitation on Restricted Payments



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        Section 10.14.       Limitation on Transactions with Stockholders and
                             Affiliates

        Section 10.15.       Limitation on Asset Sales

        Section 10.16.       Limitation on Liens

        Section 10.18. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

        Section 10.19. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Section 10.20.       Limitation on Sale-Leaseback Transactions

        Section 10.21.       Limitation on Restrictive Covenants

        Section 10.22.       Commission Reports and Reports to Holders

        Section 10.23. Limitation on Issuances of Guarantees by Restricted Subsidiaries



                                   ARTICLE IV



                                  MISCELLANEOUS



        SECTION 4.01. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this First Supplemental Indenture by the Issuer and the Trustee, this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.



        SECTION 4.02. GOVERNING LAW; GOVERNANCE, ETC. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. This First Supplemental Indenture shall be governed and construed in accordance with the applicable terms and provisions of the Indenture as amended hereby, which terms and provisions are incorporated herein by reference, as if this First Supplemental Indenture were the "Indenture" referred to therein.



        SECTION 4.03. TRUSTEE MAKES NO REPRESENTATION. The recitals contained herein shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their



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correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

        SECTION 4.04. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.



        SECTION 4.05. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.



        SECTION 4.06. TERMS. Certain capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.



        SECTION 4.07. ENTIRE AGREEMENT. This First Supplemental Indenture, together with the Indenture as amended hereby and the Notes, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.



        SECTION 4.08. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing in this First Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, the First Supplemental Indenture or the Notes.



        SECTION 4.09. NOTATION ON NOTES. Pursuant to Section 9.06 of the Indenture, new Notes reflecting the amendments to the Indenture made hereby shall not be issued; however, corresponding changes to the Notes to reflect the amendments made hereby shall be deemed to be made to the Notes as of the date of this First Supplemental Indenture. The Trustee may, but shall not be required to, place an appropriate notation as to this First Supplemental Indenture on any Note hereafter authenticated in accordance with Section 9.06 of the Indenture.






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        IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first above written.



                                          CAPROCK COMMUNICATIONS CORP.





                                          By
                                            -----------------------------------

                                          Name:   Jere W. Thompson, Jr.

                                          Title:  Chairman of the Board and
                                                  Chief Executive Officer


                                          CHASE MANHATTAN TRUST COMPANY,
                                          NATIONAL ASSOCIATION,
                                          as Trustee





                                          By
                                            ------------------------------------

                                          Name:

                                          Title:















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